UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2025

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On February 21, 2025, FutureFuel Corp. (NYSE: FF) (the “Company”), with FutureFuel Chemical Company as the borrower and certain of the Company’s other subsidiaries as guarantors, amended and restated its credit agreement (the “Credit Agreement”) originally entered into on April 16, 2015 with the lenders party thereto, Regions Bank as administrative agent and collateral agent, and PNC Bank, N.A., as syndication agent and further amended on March 30, 2020 (as amended, the “Prior Credit Agreement”). The Credit Agreement, with the lenders party thereto, Regions Bank as administrative agent and collateral agent and syndication agent, consists of a five-year revolving credit facility in a dollar amount of up to $75,000,000, which includes a sublimit of $30,000,000 for letters of credit and $15,000,000 for swingline loans (collectively, the “Credit Facility”). The Credit Facility expires on February 19, 2030. The primary amendment from the Prior Credit Agreement was a reduction in the facility’s credit limit by $25,000,000 and PNC Bank, N.A., was not a party to the Credit Agreement.

The Company is permitted to use net proceeds of any borrowings under the Credit Facility for working capital and other general corporate purposes. No borrowings were made under the Prior Credit Agreement as of February 21, 2025.

The Credit Facility contains certain affirmative and negative covenants, including negative covenants that limit or restrict, among other things, indebtedness, liens and encumbrances, dividends, burdensome agreements, mergers and fundamental changes, assets sales, investments, transactions with affiliates, changes in fiscal years, and other matters customarily restricted in such agreements.

The interest rate floats at the following margins over SOFR or base rate based upon our leverage ratio.

	Adjusted SOFR
	Rate Loans
Consolidated Leverage Ratio	and Letter of Credit Fee	Base Rate Loans	Commitment Fee
< 1.00:1.0	1.00%	0.00%	0.15%
≥ 1.00:1.0 And < 1.50:1.0	1.25%	0.25%	0.15%
≥ 1.50:1.0 And < 2.00:1.0	1.50%	0.50%	0.20%
≥ 2.00:1.0 And < 2.50:1.0	1.75%	0.75%	0.20%
≥ 2.50:1.0	2.00%	1.00%	0.25%

Certain of our subsidiaries have entered into guarantees of payment on behalf of the Company for amounts outstanding under the Credit Facility. In addition, we and certain subsidiaries have entered into a pledge and security agreement with the lender parties to secure the obligations under the Credit Facility. Pursuant to the pledge and security agreement, we and certain of our subsidiaries have pledged certain collateral, including but not limited to, interests in intellectual property rights and certain equity interests in our subsidiaries.

The foregoing is a summary of the material terms of the Credit Agreement and the Credit Facility only, and is qualified in its entirety by the complete terms of the Credit Agreement, to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01 – Financial Statements and Exhibits

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By: /s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

Date: February 28, 2025